[PARKE BANCORP, INC. LETTERHEAD]]



FOR IMMEDIATE RELEASE            FOR FURTHER INFORMATION CONTACT:
April 25, 2007                   Vito S. Pantilione, President and CEO
                                 Robert A. Kuehl, Senior Vice President and CFO
                                 (856) 256-2500


                              FOR IMMEDIATE RELEASE
                              ---------------------

                         PARKE BANCORP, INC. ANNOUNCES
                           RESULTS OF ANNUAL MEETING


     Washington Township, New Jersey - April 25, 2007 - Parke Bancorp, Inc (Nasdaq "PKBK") announced that its 2007 Annual Meeting of Shareholders was held yesterday. At the meeting, Thomas Hedenberg, Richard Phalines, Ray H. Tresch, Vito S. Pantilione, Arret F. Dobson, Anthony J. Jannetti, Fred G. Choate, Jeffrey H. Kripitz, Jack C. Sheppard, Jr. and Edward Infantolino have been elected as directors. Shareholders also ratified the appointment of McGladrey & Pullen, LLP as the Company's independent auditor for the fiscal year ending December 31, 2007.

     Parke Bancorp, Inc. maintains its principal office at 601 Delsea Drive, Washington Township, New Jersey. It conducts its banking business through Parke Bank which has branch offices located in Northfield, New Jersey, two branch offices located in Washington Township, New Jersey and its newest branch facility in Philadelphia on 1610 Spruce Street. In addition, Parke Bank opened a new loan production office in Millville, New Jersey in 2006. Parke Bank is a full service commercial bank, with an emphasis on providing personal and business financial services to individuals and small to mid-sized businesses in Gloucester, Atlantic and Cape May Counties in New Jersey and the Philadelphia area in Pennsylvania. Parke Bank's deposits are insured up to the maximum legal amount by the Federal Deposit Insurance Corporation (FDIC). Parke Bancorp's common stock is traded on the Nasdaq Capital Market under the symbol "PKBK".




     This release may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. Parke Bancorp, Inc. does not undertake, and specifically disclaims, any obligations to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.